                                                                       Exhibit 5

[LETTERHEAD BANKAMERICA CORPORATION]


                                                                 August 17, 1994


Board of Directors
BankAmerica Corporation
Bank of America Center
San Francisco, CA  94104


Ladies and Gentlemen:

     I am Executive Vice President and General Counsel of BankAmerica Corporation (the "Corporation"). At your request, I have examined or caused to be examined the registration statement on Form S-3 (Registration No. 33-54385), as amended by Pre-Effective Amendment No. 1, being filed with the Securities and Exchange Commission (as so amended, the "Registration Statement") in connection with the registration under the Securities Act of 1933 of (i) debt securities, which may be either senior (the "Senior Securities") or subordinated (the "Subordinated Securities" and, together with the Senior Securities, the "Debt Securities"), (ii) shares of preferred stock (the "Preferred Shares"), interests in which may be represented by depositary shares (the "Depositary Shares"),
(iii) shares of common stock (the "Common Stock") with associated preferred share purchase rights, (iv) warrants to purchase Debt Securities, Preferred Shares or Common Stock (the "Securities Warrants"), (v) currency warrants (the "Currency Warrants") and (vi) capital securities (the "Capital Securities") issuable in exchange for, or upon conversion of, Debt Securities or upon conversion of Preferred Shares. All of the foregoing securities will be referred to herein collectively as the "Offered Securities."

     The Offered Securities will be sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the "Prospectus") and supplements to the Prospectus (the "Prospectus Supplements"). The Senior Securities will be issued under an Indenture dated as of November 1, 1991 as

Board of Directors
BankAmerica Corporation
August 17, 1994
Page 2

amended by a First Supplemental Indenture (the "Supplemental Indenture") dated as of August 1, 1994 (the "Senior Indenture"), each between the Corporation and First Trust of California, National Association, as Successor Trustee. The Subordinated Securities will be issued under an Indenture dated as of November 1, 1991, as amended by a First Supplemental Indenture dated as of September 8, 1992 (the "Subordinated Indenture"), each between the Corporation and Chemical Trust Company of California. The forms of the Senior Indenture and the Subordinated Indenture are included as exhibits to the Registration Statement.

     The opinions expressed in paragraphs 1, 5, 6 and 7 below, relating to whether the securities described therein will be legal, valid and binding obligations of the Corporation, are qualified as to:

     (a) limitations imposed by applicable bankruptcy, insolvency, reorganization, liquidation, receivership, conservatorship, readjustment of debt, arrangement, moratorium or other laws relating to or affecting the rights of creditors, generally;

     (b) limitations imposed by general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law; and

     (c) the effect of applicable court decisions holding that provisions of agreements are unenforceable where the breach thereof imposes restrictions or burdens on a debtor and it cannot be demonstrated that the enforcement thereof is necessary for the protection of the creditor; and the effect of applicable statutes or court decisions limiting in certain circumstances enforcement of provisions imposing penalties, forfeitures, late payment charges or increases in interest rates upon deliquency in payment or default; and the enforceability of any choice of forum which may be included in the securities, which may be subject to limitation by certain procedural rules of and statutes applicable to the Federal courts.

     I have examined, or caused to be examined, instruments, documents and records which I have deemed relevant and necessary for the basis of my opinions hereinafter expressed. Based on such examination, I am of the opinion that:

     1. When appropriate corporate action has been taken to authorize the issuance of any Debt Securities, officers' certificates have been duly executed and delivered in accordance with the applicable Indenture, and such Debt Securities have been duly completed, executed, authenticated, sold and delivered in the applicable form filed as an exhibit to the Registration Statement, in accordance with the applicable Indenture and in the manner described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto and, in the case of Senior Securities, the Supplemental Indenture has been duly executed and delivered, such Debt Securities will be legal, valid and binding

Board of Directors
BankAmerica Corporation
August 17, 1994
Page 3

obligations of the Corporation, entitled to the benefits of the applicable Indenture.

     2. When appropriate corporate action has been taken to authorize the issuance of any Preferred Shares and such Preferred Shares have been duly executed, countersigned, sold and delivered in the form filed as an exhibit to the Registration Statement and in the manner described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, such Preferred Shares will be duly authorized, validly issued, fully paid and nonassessable.

     3. When appropriate corporate action has been taken to authorize the issuance of any Common Stock and such Common Stock has been duly executed, countersigned, sold and delivered in the form filed as an exhibit to the Registration Statement and in the manner described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, such Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

     4. When appropriate corporate action has been taken to authorize the issuance of any Depositary Shares and the underlying Preferred Shares and the execution and delivery of a deposit agreement relating to such Depositary Shares (the "Depositary Agreement"), such Deposit Agreement has been duly executed and delivered in the form filed as an exhibit to the Registration Statement, and the depositary receipts representing the Depositary Shares (the "Depositary Receipts") and the underlying Preferred Shares have been duly executed, countersigned, sold and delivered in the form filed as an exhibit to the Registration Statement and in the manner described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, such Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Receipts and in the Deposit Agreement.

     5. When appropriate corporate action has been taken to authorize the issuance of any Securities Warrants and the underlying Debt Securities, Preferred Shares or Common Stock, as the case may be, and the execution and delivery of a warrant agreement relating to such Securities Warrants (the "Securities Warrant Agreement"), such Securities

Board of Directors
BankAmerica Corporation
August 17, 1994
Page 4

Warrant Agreement has been duly executed and delivered in the applicable form filed as an exhibit to the Registration Statement, and such Securities Warrants have been duly executed, countersigned, sold and delivered in the applicable form filed as an exhibit to the Registration Statement and in the manner described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, such Securities Warrants will be legal, valid and binding obligations of the Corporation.

     6. When appropriate corporate action has been taken to authorize the issuance of any Currency Warrants and the execution and delivery of a currency warrant agreement relating to such Currency Warrants (the "Currency Warrant Agreement"), such Currency Warrant Agreement has been duly executed and delivered in the form filed as an exhibit to the Registration Statement and such Currency Warrants have been duly executed, countersigned, sold and delivered in the form filed as an exhibit to the Registration Statement and in the manner described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, such Currency Warrants will be legal, valid and binding obligations of the Corporation.

     7. When appropriate corporate action has been taken to authorize the issuance of Debt Securities, Preferred Shares or Common Stock upon exercise of any Securities Warrants, such Securities Warrants have been duly issued and exercised in accordance with their terms and in the manner described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, such Debt Securities, Preferred Shares or Common Stock, as the case may be, have been duly issued and executed, countersigned and delivered in the applicable form filed as an exhibit to the Registration Statement, and, in the case of Senior Securities, the Supplemental Indenture has been duly executed and delivered, any such Debt Securities will be legal, valid and binding obligations of the Corporation, entitled to the benefit of the applicable Indenture and any such Preferred Shares or Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

     8. When appropriate corporate action has been taken to authorize the issuance of any shares of Common Stock, or Capital Securities upon conversion of any convertible

Board of Directors
BankAmerica Corporation
August 17, 1994
Page 5

Preferred Shares, such Preferred Shares have been duly issued and converted in accordance with their terms and in the manner described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, and such shares of Common Stock or Capital Securities, as the case may be, will be duly authorized, validly issued, fully paid and nonassessable.

     9. When appropriate corporate action has been taken to authorize the issuance of any shares of Common Stock, Preferred Shares or Capital Securities upon conversion of any convertible Debt Securities or upon exchange of any exchangeable Debt Securities, such Debt Securities have been duly issued and converted or exchanged, as the case may be, in accordance with their terms and the terms of the applicable Indenture and in the manner described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, and such shares of Common Stock, Preferred Shares or Capital Securities, as the case may be, have been duly executed, countersigned and delivered in the applicable form filed as an exhibit to the Registration Statement, and, in the case of Senior Securities, the Supplemental Indenture has been duly executed and delivered, such shares of Common Stock, Preferred Shares or Capital Securities, as the case may be, will be duly authorized, validly issued, fully paid and nonassessable.

     I consent to the use of this opinion as an exhibit to the Registration Statement and of my name under the caption "Legal Matters" in the Registration Statement and in the Prospectus.

                                              Sincerely yours,

                                              /s/ MICHAEL J. HALLORAN

                                              Michael J. Halloran
                                              Executive Vice President and
                                               General Counsel